EXHIBIT 99.1

Report of Independent Auditors


To the Shareholders,
EP Electronic Publishing Partners GmbH


We have audited the accompanying balance sheets of EP Electronic Publishing Partners GmbH (EPP GmbH) as of December 31, 1998 and 1997, and the related statements of income, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EPP GmbH at December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


Nurnberg, April 23, 1999
Federal Republic of Germany



Schitag Ernst & Young Deutsche Allgemeine Treuhand AG
Wirtschaftsprufungsgesellschaft

EP ELECTRONIC PUBLISHING PARTNERS GMBH



BALANCE SHEETS


  Thousands of dollars                                                           December 31
                                                                            1998             1997
                                                                      ---------------------------
Assets

Current assets:
  Cash and cash equivalents                                           $       30         $     29
  Trade accounts receivable, less allowance of
   $6 in 1998 and $3 in 1997                                                 319               89
  Costs of uncompleted contracts in excess of related billings
   (Note 3)                                                                    -               59
  Due from shareholders (Note 10)                                            120              112
  Prepaid expenses and other                                                  28               49
                                                                      ---------------------------
Total current assets                                                         497              338

Property, equipment and leasehold improvements:
  Furniture and fixtures                                                     152              140
  Purchased software                                                          99               89
                                                                      ---------------------------
                                                                             251              229
  Less accumulated depreciation and amortization                             228              175
                                                                      ---------------------------
Net property, equipment and leasehold improvements                            23               54

Capitalized software, less accumulated amortization of
  $ 0 in 1998 (Note 2)                                                       142                -
                                                                      ---------------------------
Total assets                                                          $      662         $    392
                                                                      ===========================

See accompanying notes to financial statements.

EP ELECTRONIC PUBLISHING PARTNERS GMBH



BALANCE SHEETS


Thousands of dollars                                                             December 31
                                                                            1998             1997
                                                                      ---------------------------
Liabilities and shareholders' equity

Current liabilities:
  Notes payable to banks (Note 4)                                     $      197         $    179
  Accounts payable                                                           141              142
  Billings on uncompleted contracts in excess of related costs                31                -
  Accrued payroll and related benefits                                       138               99
  Other accrued expenses                                                     131              125
  Current portion of long-term notes payable to shareholders                 432              221
                                                                      ---------------------------
Total current liabilities                                                  1,070              766

Long-term notes payable to shareholders, less current portion
  (Note 5)                                                                   242                -

Silent partnership debt (Note 6)                                              23               22

Shareholders' equity:
  Registered capital                                                         173              146
  Accumulated deficit                                                       -851             -590
  Accumulated other comprehensive income                                       5               48
                                                                      ---------------------------
Total shareholders' equity                                                  -673             -396
                                                                      ---------------------------
Total liabilities and shareholders' equity                            $      662         $    392
                                                                      ===========================

See accompanying notes to financial statements.

EP ELECTRONIC PUBLISHING PARTNERS GMBH



STATEMENTS OF INCOME


Thousands of dollars                                                             Year Ended
                                                                                 December 31
                                                                            1998             1997
                                                                      ---------------------------
Sales of services                                                     $    1,226         $    610

Operating expenses:
 Cost of services sold                                                       503              145
 Selling, general and administrative expenses                                235              255
 Development costs                                                           693              384
                                                                      ---------------------------
Total operating expenses                                                   1,431              784
                                                                      ---------------------------
Operating loss                                                              -205             -174

Interest expense, net                                                         56               29
                                                                      ---------------------------
Loss before income taxes                                                    -261             -203
Income tax expense                                                             -                -
                                                                      ---------------------------
Net loss                                                              $     -261         $   -203
                                                                      ===========================

See accompanying notes to financial statements.

EP ELECTRONIC PUBLISHING PARTNERS GMBH


STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY


Thousands of dollars
                                                                        Cumulative
                                                                             Other
                                  Registered        Accumulated      Comprehensive
                                     Capital            Deficit             Income              Total
                                ----------------------------------------------------------------------------
Balances at December 31, 1996           $146              $-387               $  8              $-233
Net loss                                                   -203                                  -203
Foreign currency translation
  adjustment                                                                    40                 40
                                ----------------------------------------------------------------------------

Balances at December 31, 1997            146               -590                 48               -396
Net loss                                                   -261                                  -261
Foreign currency translation
  adjustment                                                                   -43                -43
Forgiveness of shareholder debt           27                                                       27
                                ----------------------------------------------------------------------------
 Balances at December 31, 1998          $173              $-851               $  5              $-673
                                ============================================================================


See accompanying notes to financial statements.

EP ELECTRONIC PUBLISHING PARTNERS GMBH

STATEMENTS OF CASH FLOWS


Thousands of dollars                                                         Year Ended
                                                                             December 31
                                                                         1998           1997
                                                                  ------------------------------
Operating activities:
Net loss                                                                $-261          $-203
Adjustments to reconcile net income to net cash
 provided by operating activities:
 Depreciation and amortization of property, equipment
   and leasehold improvemnts                                               30             68
 Loss on disposal of assets                                                10              -
 Changes in operating assets and liabilities:
 Trade accounts receivable                                               -213             13
 Uncompleted contracts                                                     90            199
 Accounts payable and other current liabilities                            16            -78
 Other                                                                   -112            -96
                                                                  ------------------------------
Net cash provided (used) by operating activities                         -440            -97

Investing activities:
   Purchase of property, equipment and leasehold improvements              -6            -65
                                                                  ------------------------------
Net cash used in investing activities                                      -6            -65

Financing activities:
   Increase (decrease) in notes payable to banks                            5            -18
   Principal payments on long-term shareholder debt                       -14              -
   Proceeds from long-term shareholder debt                               455            179
                                                                  ------------------------------
Net cash provided by financing activities                                 446            161
Effect of exchange rate changes on cash                                     1             -5
                                                                  ------------------------------
Net (decrease) increase in cash and cash equivalents                        1             -6
Cash and cash equivalents at beginning of year                             29             35
                                                                  ------------------------------
Cash and cash equivalents at end of year                                $  30          $  29
                                                                  ==============================


See accompanying notes to financial statements.

                    EP ELECTRONIC PUBLISHING PARTNERS GMBH

           Notes to Financial Statements December 31, 1998 and 1997


1.  Description of Company

EP Electronic Publishing Partners GmbH (the Company) develops and sells software products principally for the translation and publishing industries. The principal market for the Company's services is Europe. The Company is a limited liability company in the Federal Republic of Germany.

Although the Company has incurred operating losses in recent years and has a deficit in Shareholders' equity of $ 673 at December 31, 1998, the purchasing parent company has agreed to fund working capital requirements as needed through January 1, 2000 to avoid any going concern issues under German law.

The accompanying financial statements have been prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP"). The Company maintains its financial records in accordance with the German Commercial Code, which represents generally accepted accounting principles in Germany ("German GAAP"). Generally accepted accounting principles in Germany vary in certain significant respects from U.S. GAAP. Accordingly, the Company has recorded certain adjustments in order that these financial statements be in accordance with U.S. GAAP.

All amounts in the footnotes are reported in thousands of dollars.


2.  Significant Accounting Policies

Cash and Cash Equivalents

The Company considers cash equivalents to be all highly liquid investments with a maturity of three months or less when purchased. Cash equivalents are stated at cost, which approximates fair value.

Property, Equipment and Leasehold Improvements

Property, equipment and leasehold improvements are recorded at cost. Depreciation and amortisation are calculated using the straight-line method over estimated useful lives of 3 to 5 years.

                    EP ELECTRONIC PUBLISHING PARTNERS GMBH

           Notes to Financial Statements December 31, 1998 and 1997


2.  Significant Accounting Policies (Continued)

Capitalized Software

Certain computer software costs are capitalized in accordance with SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed," and are reported at the lower of unamortized cost or net realizable value.

Revenue Recognition

Revenue from services is recognised as work is performed. Clients are billed according to the terms of purchase orders and contracts. Uncompleted contracts represent costs on incomplete and unbilled projects as well as revenues recognised in excess of amounts billed. Provisions for estimated losses on contracts are recorded when such losses become evident.

Concentration of Credit Risk

Sales to a single customer accounted for 53% in 1998 and 71% in 1997 of net sales. Accounts receivable from this customer represent 85% and 0% of the accounts receivable balance as of December 31, 1998 and 1997, respectively. No other customer accounted for more than 10% of revenue in any year.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

                    EP ELECTRONIC PUBLISHING PARTNERS GMBH

            Notes to Financial Statements December 31, 1998 and 1997


3.    Uncompleted Contracts

A summary of uncompleted contracts at December 31, 1998 and 1997 follows:

                                                               1998            1997
                                                       --------------------------------
      Contract costs                                          $  24           $ 427
      Billings                                                   55             203
                                                       --------------------------------
      Net contract costs                                        -31             224

      Provision for losses on open contracts                      -             165
                                                       --------------------------------
       Uncompleted contracts                                  $ -31           $  59
                                                       ================================


4.    Notes Payable to Banks

Credit facilities with financial institutions consisted of the following:

                                                                   December 31
                                                               1998            1997
                                                       --------------------------------
Credit facilities with financial institutions
    Revolving credit facility A, interest at 9.50%
      on borrowings up to $87 and $59 as of December
      31, 1998 and 1997, respectively, 13,50% on
      borrowings exceeding above limits                       $  96           $  66

    Revolving credit facility B, interest at 8.75%
      on borrowings up to $90 and $184 as of December
      31, 1998 and 1997, respectively, 12.75% on
      borrowings exceeding above limits                         101             113
                                                        -------------------------------
                                                              $ 197           $ 179
                                                       ================================

To provide a portion of the financing of operating activities, the Company entered into two revolving credit facilities with separate financial institutions.

The revolving credit facility A expires in June 1999. The Company had $ 0 available borrowing under revolving credit facility A at December 31, 1998. The balance of trade accounts receivable has been pledged as collateral under revolving credit facility A.

                    EP ELECTRONIC PUBLISHING PARTNERS GMBH

            Notes to Financial Statements December 31, 1998 and 1997


4.  Notes Payable to Banks (Continued)

The revolving credit facility B expires in April 1999. The Company had $ 0 available borrowing under revolving credit facility B at December 31, 1998. The revolving credit facility B requires the company to maintain certain cash balances. As of December 31, 1998 and 1997 cash balances have been pledged as collateral.


5.  Notes Payable to Shareholders

Notes payable to shareholders consist of the following:

                                                                    December 31
                                                               1998             1997
                                                           --------------------------
Notes payable to shareholders
      Interest at 8.00%, payable upon demand                  $  28            $  28
      Interest at 8.00%, payable in full at May 31, 1999         63               84
      Interest at 8.00%, payable upon demand                     27               25
      Interest at 8.00%, payable in full at June 30, 1999        18                -
      Interest at 8.00%, payable in full at March 30, 1999      120                -
      Interest at 8.00%, payable in full at May 31, 1999         30                -
      Interest at 8.00%, payable upon demand                      9                -
      Interest at 7.50%, payable in thirty-six monthly
        instalments beginning June 1999                         300                -
      Interest at 8.00%, payable in full at June 30, 1999        75               84
      Interest at 8.00%, payable upon demand                      4                -
                                                       ---------------------------------
                                                                674              221
      Less current portion                                      432              221
                                                       ---------------------------------
                                                              $ 242            $   -
                                                       =================================


The Company has entered into various financing agreements with shareholders of the Company. Interest expense on related party notes amounted to $ 30 and $ 9 in fiscal 1998 and 1997, respectively.

The note payable in full at May 31, 1999 is due to a former shareholder who sold his interest in the Company on October 8, 1998.

The Company paid interest of $ 29 and $ 20 in fiscal 1998 and 1997, respectively.

                    EP ELECTRONIC PUBLISHING PARTNERS GMBH

           Notes to Financial Statements December 31, 1998 and 1997


5.  Notes Payable to Shareholders (Continued)

Aggregate principal payments due on notes payable to shareholders are as follows:

      1999                                                         $432
      2000                                                          100
      2001                                                          100
      2002                                                           42
                                                       ----------------

                                                                   $674
                                                       ================


6.  Silent Partnership Debt

On August 2, 1993 the Company entered into a silent partnership agreement with three employees of the Company. The employees provided funds to the Company in the amount of $ 23 in exchange for a combined 7.79 % share in profits earned. The silent partners do not share in losses of the Company. The Company may cancel the agreement with a six-month-advance notice rendered six months prior to year end. The employees may cancel the agreement based upon various contractual restrictions.


7.  Registered Capital

The Company is a limited liability company (hereafter "GmbH") under German law. Shareholders are generally not liable for the Company's obligations except to the extent of their capital investment. Registered capital of a GmbH is not in the form of shares and does not represent negotiable securities. The minimum registered capital requirement for a GmbH is TDM 50.

During 1998, approximately $ 27 of debt was forgiven by Verlag Beleke Kommanditgesellschaft in exchange for an equity stake in the Company.

                     EP ELECTRONIC PUBLISHING PARTNERS GMBH

            Notes to Financial Statements December 31, 1998 and 1997


8.  Income Taxes

There were no income taxes paid by the Company in 1998 or 1997.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities as of December 31, 1998 and 1997 are as follows:

                                                                    1998         1997
                                                            ----------------------------------
Deferred tax assets:
     Net operating loss carryforwards                              $ 532        $ 222
     Valuation differences between U.S. and German GAAP               60           70
     Other                                                            30           23
                                                            ----------------------------------
Total deferred tax assets                                            622          315

Deferred tax liabilities:
     Other                                                             2            -
                                                            ----------------------------------
Total deferred tax liability                                           2            -
                                                            ----------------------------------
Valuation allowance                                                 -620         -315
                                                            ----------------------------------
Net deferred taxes                                                 $   -        $   -
                                                            ==================================

The Company files tax returns in the Federal Republic of Germany which includes all domestic operations. At December 31, 1998, the Company had net operating loss carryforwards of approximately $ 1,270. Under German law net operating losses do not expire.

Due to the historical losses experienced by the Company, a full valuation allowance has been established against the Company's net deferred tax assets at December 31, 1998 and 1997.

                    EP ELECTRONIC PUBLISHING PARTNERS GMBH

            Notes to Financial Statements December 31, 1998 and 1997


9.  Commitments and Contingencies

The Company has commitments under operating leases for office space and equipment which extend to 2003. The lease for the office building contains renewal options and rent escalations. Total rental expense charged to operations in 1998 and 1997 was approximately $ 36 and $ 30, respectively. Aggregate future minimum lease payments related to operating lease commitments with initial or remaining noncancelable lease terms in excess of one year at December 31, 1998 are as follows:

      1999                                         $  41
      2000                                            42
      2001                                            43
      2002                                            29
      2003                                             1
                                             -----------

      Future minimum lease payments                $ 156
                                             ===========


10. Other Related Party Transactions

The Company received a grant from the German government in fiscal 1997 which was used to fund research and development activities. The utilization of the grant funds for research and development is shown as a reduction of development costs in the amount of $ 50 in 1998 and $ 392 in 1997.

The German government required a guarantee for the term of the grant project which was given by a shareholder of the Company. The shareholder in turn required a security deposit from the Company of $ 120 and $ 112 at December 31, 1998 and 1997, respectively.

The Company recognised interest income on these amounts due from this shareholder of $ 3 in 1998 and $ 1 in 1997.

                    EP ELECTRONIC PUBLISHING PARTNERS GMBH

            Notes to Financial Statements December 31, 1998 and 1997


11. Year 2000 (Unaudited)

The Year 2000 issue is the result of computer programs written using two digits rather than four to define the applicable year. Any of the Company's programs that have date-sensitive software may recognise a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculation causing disruption of operation, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

Based on a preliminary assessment, the Company believes that the Year 2000 issue will not have a material impact on the operations of the Company. The Company will upgrade all hardware and software before the Year 2000 that is not Year 2000 compliant. The cost to upgrade the hardware or software is not expected to be material.

The Year 2000 issue may also affect the systems and applications of the Company's customers or suppliers. Although the Company does not anticipate any material impact on its operations as a result of Year 2000 issues of its customers or suppliers, at this stage, no assurance can be given that the failure by one or more of its major suppliers or customers to become Year 2000 compliant will not have a material adverse impact on its operations.

The Company does not have a contingency plan and has not estimated a worst case scenario.